UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 April 29, 2004

                                MICROHELIX, INC.
             (Exact name of Registrant as specified in its charter)

           Oregon                        001-16781               91-1758621
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                  File No.)           Identification No.)

             16125 SW 72nd Avenue, Portland, Oregon               97224
          (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code: 503-968-1600

                                 Not applicable.

          (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant.

On April 29, 2004, Deloitte & Touche LLP ("Deloitte") resigned as the independent accountants for microHelix, Inc. (the "Company"). The decision to change accountants was not recommended or approved by the Company's Board of Directors or Audit Committee.

The reports of Deloitte on the financial statements for the years ended December 31, 2002 and December 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the reports of Deloitte for the years ended December 31, 2002 and December 31, 2003 did contain an explanatory paragraph expressing uncertainty as to the Company's ability to continue as a going concern.

In connection with its audits for the fiscal years ended December 31, 2002 and December 31, 2003 and through April 29, 2004, the date of this Form 8-K, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their report on the financial statements for such years. There were no reportable events as defined in Item 304 (A)(1)(V).

The Company has provided Deloitte with a copy of the foregoing disclosures and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated April 29, 2004, is attached hereto as
Exhibit 16.1 to this Form 8-K.

The Company has not selected new independent accountants, but expects to do so as promptly as reasonably practicable.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 16.1 - Letter from Deloitte & Touche to the Securities and Exchange Commission dated April 29, 2004.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      microHelix, Inc.
                                      (Registrant)

Date: April 29, 2004                  By: /s/ Tyram H. Pettit
                                          ------------------------------------
                                          Tyram H. Pettit
                                          President and Chef Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.       Subject Matter
-----------       --------------

16.1 Letter from Deloitte & Touche to the Securities and Exchange Commission dated April 29, 2004.